Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-217428

PROSPECTUS

Notes Incorporation

1,000,000 Shares of Common Stock

$0.04 Per Share

This prospectus relates to the offer and sale of a maximum of 1,000,000 shares of common stock, $0.001 par value by Notes Incorporation, a Nevada corporation. There is no minimum for this Offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 1,000,000 shares is completed, (iii) when the Board of Director decides that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this prospectus is part.

The offering of the 1,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales.  If 100% of the shares are sold, the company shall receive $40,000 in net proceeds. If 75% of the shares are sold, the company shall receive $30,000 in net proceeds. If 50% of the shares are sold, the company shall receive $20,000 in net proceeds. If 25% of the shares are sold, the company shall receive $10,000 in net proceeds.

If the maximum number of shares is sold our sole officer and director will own a substantial majority of the outstanding shares after completion of the offering. Our sole officer and director will have significant control over our voting stock which may make it difficult to complete some corporate transactions without their support. Inderjit Aujala, our sole officer and director, owns 2,500,000 shares of our issued and outstanding common stock. After the offering is completed, if the maximum number of shares be sold, our sole officer and director will own 71% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, he will have control over all matters submitted to our stockholders for approval, including the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” beginning on page 9 before buying any shares of Notes Incorporation.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB with OTC Markets Group. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an emerging growth company under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.

Notes Incorporation is not a blank check company. We have no plans, arrangements, commitments or understanding to engage in a merger with or acquisition of another company. No proceeds raised in the offering will be used towards any business combination commonly undertaken by a blank check company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2017

SUMMARY

As used in this prospectus, unless the context dictates otherwise requires, “we,” “us,” “our,” and “Notes” refers to Notes Incorporation. The following summary highlights selected information contained in this prospectus. You should read the entire prospectus carefully before making an investment decision to purchase our common stock.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our company

Notes Incorporation was incorporated on November 21, 2016 under the laws of the State of Nevada. We were created in order to create, develop and launch mobile applications on both Android and iOS. We currently have not created or developed any mobile applications but through market research and general global trends we plan on creating applications ranging from games to professional service related mobile applications. As of date, we have no mobile application developer on retention or as a hired employee. We intend on our first mobile application being a workplace messaging service, catered toward working professionals in a small to medium sized business. With the ability to create groups for project teams and management, this application would allow businesses to get notifications and updates much faster than emailing, which would allow for a more knowledgeable staff.

We are a development stage company that has not realized any revenues to date, and have an accumulated net loss of $1,510 as of March 31, 2017. Our independent auditor has issued an audit opinion for our company that includes a statement expressing substantial doubt as in our ability to continue as a going concern.

Notes Incorporation believes that the vast majority of its revenue will come by form of licensing, ads, and in-app purchases. As we are currently a company in its developmental stages of our business, no assurances can be made that we will be successful in identifying and obtaining revenue by any of these means.

The company’s principal office is located at 112 North Curry Street Carson City, Nevada 89703. Our telephone number is (775) 473-6328. We intend to use the net proceeds from this offering to develop our business operations (See "Description of business" and "Use of proceeds"). To implement our business plan we require a minimum funding of $40,000 over the next twelve months. There is no assurance that we will generate any revenue in the first 12 months after the completion of our offering or ever generate any revenue. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

Our sole officer and director has agreed to loan the company funds. However he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. From inception until the date of this filing, we have had limited operating activities, primarily consisting of: incorporating our company, developing our business plan, opening a bank account and funding the initial equity by our sole officer and director. We received our initial funding of $2,500 through the sale of common stock from our sole officer and director, who purchased 2,500,000 shares of common stock at $0.001 per share. Our financial statements from inception on November 21, 2016 through March 31, 2017 report no revenues and a net loss of $1,510. Our independent auditor has issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the

Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Inderjit Aujala, our sole officer and director did not agree to serve as an officer or director of the company at least in part due to a plan, agreement or understanding that he, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and Inderjit Aujala also confirms that he has no such present intentions.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the risk factor on page 13.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a  penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

Issuer: Securities being offered:	Notes Incorporation 1,000,000 shares of our common stock, par value $0.001 per share.
Offering price per share:	$0.04
Duration of the offering:	The 1,000,000 shares of common stock are being offered for a period of 90 days from the effective date of this prospectus.
Net proceeds:

If 100% of the shares are sold, the company will receive net proceeds of $40,000. If 75% of the shares are sold, the company will receive net proceeds of $30,000. If 50% of the shares are sold, the company will receive net proceeds of $20,000. If 25% of the shares are sold, the company will receive net proceeds of $10,000. For further information on the use of proceeds, see page 17.

Minimum number of shares to be sold: Shares issued and outstanding prior to offering:	There is no minimum number of shares to be sold. 2,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus owned by our sole officer and director.
Shares issued and outstanding after offering:	3,500,000 shares of our common stock issued and outstanding if we are successful at selling all the shares in this offering.
Risk factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk factors” beginning on page 9.

There is no assurance that we will raise the full $40,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Summary of Financial Data

The tables and information below are derived from our audited financial statements for the period from November 21, 2016 (Inception) to March 31, 2017 and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus. Our working capital as at March 31, 2017 was $990.

As of March 31, 2017
Financial summary (Audited)
Cash	$ 1,975
Total assets	$ 1,975
Total liabilities	$ 985
Total stockholders' equity	$ 990
From November 21, 2016
(Inception) to March 31, 2017
Statement of operations
Total expenses	$ 1,510
Net loss	($1,510)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk factors related to our business

Being a developmental stage company, we have limited operating history and have maintained losses since inception. These are losses which we expect to continue into the future, until such a time we become profitable.

We were incorporated on November 21, 2016 and since inception have had limited operations, with our primary tasks involving organizational activities. As such, we have yet to generate any revenue. Based upon our proposed plans of developing Android and iOS mobile applications, we expect to incur significant operational losses spanning into the foreseeable future. Such losses can be expected being that the costs and expenses associated with application development are hefty, with estimates far often than not, much lower than the going market rate. To date we have no operational history by which an evaluation of our future success or failure can be made, with a net loss from inception (November 21, 2016) to year end (March 31, 2017) of $1,510.

We have had limited operations with no generated revenue, with no current revenue streams available. As a result of losses that we expect to continue, we may be forced to suspend or cease operations.

As of the date of this prospectus, we are in the development stage of our business, with no operating revenues since our inception on November 21, 2016. As of our year-end, March 31, 2017, we have an accumulated deficit of $1,510.

Being a mobile application developer, specializing on both Android and iOS platforms, we have had limited business operations, with little to no traction in the marketplace. Coupled with insufficient capital resources and our limited operations, we have been unable to bring a reputable developer on to our team. One of our biggest challenges will be to secure sufficient capital in order to grow our business and increase operations beyond clerical work. Due to financial constrains, we have also been unable to proceed with market research regarding our planned application, which could prove detrimental to our future success.

Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to develop Android and iOS mobile applications. Based upon current plans, we expect to incur significant operating losses in the foreseeable future. Failure to generate revenues will cause us to suspend or cease operations.

Our independent auditors from Fruci & Associates II, PLLC, have substantial doubt about our ability to continue operations as a going concern.

In their report dated April 18, 2017 our independent registered public accounting firm Fruci & Associates II, PLLC, stated that our financial statements for the period from inception (November 21, 2016) to March 31, 2017 were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from November 21, 2016 to March 31, 2017 we incurred a net loss of $1,510. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations.  To implement our business plan we require a minimum funding of $40,000 over the next twelve months. After twelve months period we may need additional financing.   If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.

Our Board of Director is not considered audit committee financial expert. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Director is inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Director.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favourably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The Android and iOS development industry is highly competitive with fairly relaxed entry barriers, resulting in a flood of entrants ranging from amateurs to established professionals. There are a variety of mobile applications offered from many of our current and potential competitors, those of which have significantly longer operational histories along with greater financial, technical and marketing resources. These competitors retain the ability to adapt and quickly pick up new or emerging technologies and various other business changes. They also are able to devote greater resources to the promotional and marketing side of their mobile applications than we currently have the capacity for. If we fail to secure a competitive edge against our competitors, our revenue could decline and business operations could be harmed.

Our sole officer and director maintains other business interests, which could result in the inability to adequately manage company affairs.

Inderjit Aujala, our sole officer and director, devotes approximately 15 hours per week on a best ability basis. The time provided is spent aiding in day-to-day clerical operations and the on going affairs of the company. Currently, we are provided adequate time to carry out tasks, but there is a possibility that with the growth of our company, the time we are provided may prove to be inefficient. Additionally, outside affairs beyond our control may prevent him from divesting sufficient time to the management of Notes Incorporation. Should this be the case, our business operations could be negatively impacted. To date, there are not written procedures in place to address such conflicts of interest that may arise between our business and the external affairs of our sole officer and director.

U.S. investors may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. resident officer and director.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, since Mr.

Inderjit Aujala, our sole officer and director reside outside the United States substantially all or a portion of the assets are located outside the United States.  As a result, it may not be possible for investors to:

• Effect service of process within the United States against your non-U.S. resident officers or directors;

• Enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;

• Enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

• Bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

Our sole officer and director lacks public company experience, which could negatively impact compliance abilities in regards to U.S. securities laws reporting requirements.

Our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our officer and director has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, limitations or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we fail to meet those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our sole officer and director’s lack of experience with the development of Android and iOS mobile applications means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has no prior business experience in regards to the development of Android and iOS mobile applications. Additionally, our sole officer and director does not have a formal educational background in Java, C++, Objective-C, Swift, or any programming language required for the development of Android and iOS mobile applications. More specifically, our officer and director lacks training and experience with the development and launching process of mobile applications. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s potential missteps, lack of professionalism, judgment or experience in the mobile application industry.

Our company is dependent on the services of our sole officer and director, the loss of whom could negatively impact the development of our company.

The loss of Inderjit Aujala being our sole officer and director will have adverse effects on the company’s ability to implement our business plans. Such a loss could cause a halt in operations while a search for qualified personnel is underway. To date, Inderjit has not been compensated for any services provided to the company, and this trend is expected to continue until such a time we become profitable. In the event of the loss of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. No employment agreement is in place currently, nor are there planned in the foreseeable future for Inderjit Aujala.

Our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officer and director’s vision may have a conflict of interest with the minority shareholders in the future.

Our sole officer and director owns 100% of our issued and outstanding common stock. The interests of our officer and director may not be, at all times, the same as that of our other shareholders. Our officer and director is not only a passive investor but also an executive officer of the company, and as such his interests may at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director’s exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the company's board of director’s. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We have limited business, sales and marketing experience in our industry.

We have plans for marketing our mobile applications, but there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of developing and launching Android and iOS mobile applications will gain wide acceptance in its target market or that we will be able to effectively market our mobile applications. Additionally, we are a newly formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director to market our mobile applications. We have not completed the development of our mobile applications and have yet to generate revenues.

We lack an operational history upon which to base future success or failures.

We became incorporated on November 21, 2016, with no generated revenues. Being a newly formed business entity, there is little to no operating history to evaluate our future business outcomes upon. Our success is dependent on our ability to generate revenues from mobile applications, which have yet to formulate into anything concrete beyond an idea.

The minimum number of months that we will be able to conduct our planned operations using currently available capital resources will be three quarters at its rate of expenditure.

The company will be able to conduct its business with currently available capital resources for an additional three quarters at its rate of expenditure. Our sole officer and director has agreed to loan the company funds. However he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. We will need a minimum funding of $10,000 to fund our business activities for the next 12 months.

It may prove difficult to gain significant market acceptance.

Our companies ability to successfully grow is largely contingent on our mobile applications ability to generate a significant amount of downloads. Without a large rate of adoption, our company’s capacity to generate revenue will fail as advertisements and in-app purchases are dependant on user interactions. However, application adoption and sustainability may not carry on for a significant period of time. Failure to do so could have a adverse material effect and cause poor financial circumstances for Notes Incorporation.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Because our company is a shell company there are restrictions imposed upon the transferability of unregistered shares and you will not be able to resell your shares in certain circumstances.

We are a shell company within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, as amended, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implication of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act of 1933, as amended, using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as under Section 4(1) of the Securities Act of 1933, as amended, may be available for non-affiliate holders of our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act of 1933, as amended, as provided by Rule 144, to resell his or her securities. Only after we: (i) are not a shell company; and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the U.S. Securities and Exchange Commission reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Being a shell company will also negatively impact on our ability to attract additional capital through subsequent unregistered offerings.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those 11 requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

If we do not file a registration statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering, as required under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), we will file periodic reports with the SEC through March 31, 2018 including a Form 10-K for the year ended March 31, 2018 assuming the registration statement of which this prospectus is a part is declared effective before that date. At or prior to March 31, 2018 we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will, also, subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on March 31, 2018. If we do not file a registration statement on Form 8-A at or prior to March 31, 2018 we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Risk factors related to our common stock

Our officer and director may have a conflict of interest with minority shareholders.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Inderjit Aujala, our sole officer and director, owns 2,500,000 shares, or 100%, of our issued and outstanding common stock. After the offering is completed, should the maximum numbers of shares be sold, our sole officer and director will own 71% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, he will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly lowering the trading price of our common stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them. The amount of dilution investors will incur will be $0.036 per share if 25% of the shares sold, $0.033 per share if 50% of the shares sold, $0.030 per share if 75% of the shares sold and $0.028 per share if 100% of the shares sold.

There is no required minimum of shares sold, with no assurance that the proceeds from the sale will allow us to implement our planned business.

The company is going forward with its offering of 1,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised, regardless of the amount, will be available to the company. In the event the company does not raise $40,000 to implement its planned operations, your entire investment could be lost.

We are selling our offering of 1,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 1,000,000 shares is self-underwritten; we have no plans to engage the services of an underwriter to sell the shares. We intend to sell our shares through our sole officer and director, who will receive no commission for his services. Shares will be offered to friends, family members, and business associates; however, there is no guarantee that he will be able to sell all, if any of the shares. Unless he is successful in selling all of the shares, we may have to seek alternative financing in order to implement our business plan.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings in order to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not have the ability to receive a return on their shares unless they are sold. There is no assurance that stockholders will be able to sell shares when desired.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading of common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state; or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register, qualify, obtain or verify an exemption for the secondary trading of the common stock in any particular state, it could not be offered, sold to, or be purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted, thus causing you to suffer a loss on your investment.  The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.

 Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of June 13, 2017 the company had 2,500,000 shares of common stock issued and outstanding. As such, we may issue up to an additional 72,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of common stock held by our existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may dilute the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favour of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of director approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of director.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTCQB. Following the date of the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-

dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTCQB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTCQB, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

USE OF PROCEEDS

Our public offering of 1,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $40,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering(1)	$ 10,000	$ 20,000	$ 30,000	$ 40,000
SEC Reporting Expenses Legal	1,000	1,000	1,000	1,000
Accounting	8,000	8,000	8,000	8,000
Misc.	1,000	1,000	1,000	1,000
Total:	$ 10,000	$ 10,000	$ 10,000	$ 10,000
General Business
Application Development		$ 7,000	$ 14,000	$ 18,000
Office Set Up			$ 1,000	$ 3,000
Total:		$ 7,000	$ 15,000	$ 21,000
Company Website
Website Development		$ 1,000	$ 2,000	$ 2,400
SEO		$ 400	$ 800	$ 1,000
Total:		$ 1,400	$ 2,800	$ 3,400
Marketing
Google AdWords		$ 1,000	$ 1,200	$ 1,400
Social Media		$ 600	$ 1,000	$ 1,200
Technology Influencers				$ 1,000
Total:		$ 1,600	$ 2,200	$ 3,600
Salaries

Inderjit Aujala				$ 2,000
Total:				$ 2,000
Total	$ 10,000	$ 20,000	$ 30,000	$ 40,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of operation” section of this prospectus.

DILUTION

The price of our offering of 1,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the average approximately $0.001 price per share paid by Inderjit Aujala, our sole officer and director, for the 2,500,000 shares of common stock he purchased during the year ended March 31, 2017.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.  As of March 31, 2017 the net tangible book value of our shares of common stock was $990 or $0.0004 per share based upon 2,500,000 shares outstanding.

Existing stockholders if all of the shares are sold

Price per share	$0.04
Net tangible book value per share before offering	($0.0004)
Potential gain to existing shareholders net of offering expenses	$40,000
Net tangible book value after offering	$40,990
Increase to present stockholders in net tangible book value per share after offering	$0.0113
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering held by existing stockholders	2,500,000
Percentage of ownership after offering	71.4%

Purchasers of shares in this offering

If 100% of shares sold
Price per share	$0.04
Dilution per share	$0.028
Capital contributions	$40,000
Percentage of capital contributions	94.1%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	28.6%
Number of shares after offering held by all stockholders	3,500,000

If 75% of shares sold
Price per share	$0.04
Dilution per share	$0.030
Capital contributions	$30,000
Percentage of capital contributions	92.3%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	23.1%
Number of shares after offering held by all stockholders	3,250,000

If 50% of shares sold
Price per share	$0.04
Dilution per share	$0.033
Capital contributions	$20,000
Percentage of capital contributions	88.9%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	16.7%
Number of shares after offering held by all stockholders	3,000,000

If 25% of shares sold
Price per share	$0.04
Dilution per share	$0.036
Capital contributions	$10,000
Percentage of capital contributions	80%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	9.1%
Number of shares after offering held by all stockholders	2,750,000

DETERMINATION OF THE OFFERING PRICE

The offering price of the 1,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of June 13, 2017 there are 2,500,000 shares of our common stock issued and outstanding that are held by our sole officer and director and no shares of preferred stock issued and outstanding.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Please refer to the company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the company’s securities.

Rule 144 Shares

As of the date of this prospectus, we have issued 2,500,000 shares. Inderjit Aujala, our sole officer and director beneficially owns 2,500,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

Notes Incorporation has 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The company is registering an additional 1,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the company’s selling efforts in the offering, Inderjit Aujala will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Inderjit Aujala is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Inderjit Aujala is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, he will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities. He will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Notes Incorporation will receive all proceeds from the sale of the 1,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Notes Incorporation has complied. In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. Notes

Incorporation will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange). The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 90 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 90 days period.

DESCRIPTION OF BUSINESS

Organization

Notes Incorporation was incorporated on November 21, 2016 under the laws of the State of Nevada. Our primary business plan revolves around the designing, developing and launching of mobile applications for both the Android and iOS platforms. Currently, we are in the developmental stage, and have yet to realize any revenues through operations and we currently have not created or developed any mobile applications.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On March 13, 2017 we issued 2,500,000 shares of common stock to our sole officer and director. Inderjit Aujala purchased such 2,500,000 shares at a purchase price of $0.001 per share, for an aggregate purchase price of $2,500. Inderjit Aujala has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer from November 21, 2016 through to present day. Our board of directors is comprised of a single individual: Inderjit Aujala.

General

We were incorporated on November 21, 2016 in the State of Nevada as Notes Incorporation. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since incorporation, we have not made any significant purchases or sales of assets. From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account and the initial equity funding by our sole officer and director.  We received our initial funding of $2,500 through the sale of common stock from our sole officer and director, who purchased 2,500,000 shares of common stock at $0.001 per share.

Our financial statements from inception (November 21, 2016) through March 31, 2017 report no revenues and a net loss of $1,510. Our independent auditor has issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a developmental stage company whose primary business is to design, develop and launch mobile applications (i.e. Utilities, games, media sharing etc.) for both the Android and iOS platforms. We intend to use the net proceeds from this offering to develop and further our business operations. In order to implement our business plan we require a minimum funding of $40,000 over the next twelve months. After twelve months period we may need additional financing.  If no revenue is generated in this time, we may need a minimum of $10,000 of additional funding to pay for the following: (i) legal fees, (ii) accounting fees, and (iii) costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements. Our sole officer and director, has agreed to loan the company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. We have no revenues and have incurred losses since inception. The company’s principal offices are located at 112 North Curry Street Carson City, Nevada 89703. Our telephone number is (775) 473-6328. Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the company; (ii) development of our business plan; (iii) opening a bank account, and (iv) the initial equity funding by our sole officer and director.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Inderjit Aujala does not have any intention to purchase Notes Incorporation shares, or serve as a officer or director of Notes Incorporation in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

Competition

The Android and iOS development industry is highly competitive with fairly relaxed entry barriers, resulting in a flood of entrants ranging from amateurs to established professionals. There are a variety of mobile applications offered from many of our current and potential competitors, those of which have significantly longer operational histories along with greater financial, technical and marketing resources. These competitors retain the ability to adapt and quickly pick up new or emerging technologies and various other business changes. They also are able to devote greater resources to the promotional and marketing side of their mobile applications than we currently have the capacity for. If we fail to secure a competitive edge against our competitors, our revenue could decline and business operations could be harmed.

Our applications

Our intention is to begin development for various applications for the Android and iOS mobile platforms. Through market research and general global trends we plan on creating applications ranging from games to professional service related mobile applications. As of date, we have no mobile application developer on retention or as a hired employee.

Our first mobile application planned for launch is a workplace messaging service, catered toward working professionals in a small to medium sized business. With the ability to create groups for project teams and management, this application would allow businesses to get notifications and updates much faster than emailing, which would allow for a more knowledgeable staff. In addition to groups, we plan on allowing for direct messaging between coworkers for messages or documents to be sent and received on a more private level. However, there can be no assurances that our efforts to develop the proposed messaging application will succeed or that we will be able to successfully market the proposed messaging application, if developed.

Marketing

As we are developing, our sole officer and director will promote the marketing of our mobile applications. We plan to market our mobile applications through the following methods: social networking websites, word of mouth, search engine marketing, content marketing, paid advertisements, mobile advertising, guest blogging, social advertising and lastly through mobile app marketing agencies.

Offices

The company’s principal offices are located at 112 North Curry Street Carson City, Nevada 89703. Our telephone number is (775) 473-6328.

Employees and Employment Agreements

We are a development stage company and currently have one employee, with whom we have no employment agreement with at this time. Our sole officer and director of the company manages the day-to-day operations of the company and currently devotes approximately 15 hours a week.

Insurance

We do not maintain any insurance as of the date of this prospectus.

Bankruptcy or similar proceedings

There has been no bankruptcy, receivership or similar proceeding.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or trademarks. Beyond our trade name, we do not hold any other intellectual property.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $1,975 as of March 31, 2017. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from November 21, 2016 (Inception) to our first fiscal year ending at March 31, 2017 we had zero revenue and a net loss of $1,510.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $40,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money. In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering(1)	$ 10,000	$ 20,000	$ 30,000	$ 40,000
SEC Reporting Expenses Legal	1,000	1,000	1,000	1,000
Accounting	8,000	8,000	8,000	8,000
Misc.	1,000	1,000	1,000	1,000
Total:	$ 10,000	$ 10,000	$ 10,000	$ 10,000
General Business
Application Development		$ 7,000	$ 14,000	$ 18,000
Office Set Up			$ 1,000	$ 3,000
Total:		$ 7,000	$ 15,000	$ 21,000
Company Website
Website Development		$ 1,000	$ 2,000	$ 2,400
SEO		$ 400	$ 800	$ 1,000
Total:		$ 1,400	$ 2,800	$ 3,400
Marketing
Google AdWords		$ 1,000	$ 1,200	$ 1,400
Social Media		$ 600	$ 1,000	$ 1,200
Technology Influencers				$ 1,000
Total:		$ 1,600	$ 2,200	$ 3,600
Salaries
Inderjit Aujala				$ 2,000
Total:				$ 2,000
Total	$ 10,000	$ 20,000	$ 30,000	$ 40,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Upon completion of our public offering, our goal is to begin developing Android and iOS mobile applications.

Our plan of operations is as follows if 100% of shares sold in this offering.

Month: 1 through 12

SEC Reporting Expenses and Salaries

Approximate Cost: $12,000

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur the above expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Month: 1 through 2

Office Set Up

Approximate Cost: $3,000

Our sole officer and director shall assume administrative duties and establish an office with basic office equipment and stationary for our day to day operations.

Month: 2 through 3

Website Development

Approximate Cost: $3,400

We intend to begin development of our website. We plan to hire a web developer via Upwork.com to help us design and develop our website. We do not have any written agreements with any web developer at this time. With a developed website we will be able to promote, and draw attention toward our company and our future prospects. Having such an outlet will provide us with the ability to grow our brand and trust with potential clients.

Month: 3 through 10

Mobile Application Development

Approximate Cost: $18,000

During this period, we plan to hire a mobile application developer who has specialized in Java, C++, Objective-C, Swift, and/or any other programming language that will be required for the development of Android and iOS mobile applications. Through our initial research, we plan to hire the mobile application developer from Upwork.com.

Our first mobile application planned for launch is a workplace messaging service, catered toward working professionals in a small to medium sized business. With the ability to create groups for project teams and management, this application would allow businesses to get notifications and updates much faster than emailing, which would allow for a more knowledgeable staff. In addition to groups, we plan on allowing for direct messaging between co-workers for messages or documents to be sent and received on a more private level.

Month: 10 through 12

Marketing & Advertisement

Approximate Cost: $3,600

During this period after completion of our offering, we plan to market and advertise our developed Android and iOS mobile application. We plan to use the following methods: Social networking websites, word of mouth, search engine marketing, content marketing, paid ads mobile advertising, guest blogging, social advertising and lastly through mobile application marketing agencies. Marketing is an on-going matter that will continue during the life of our operations.

Our plan of operations is as follows if 75% of shares sold in this offering.

Month: 1 through 12

SEC Reporting Expenses

Approximate Cost: $10,000

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur the above expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Month: 1 through 2

Office Set Up

Approximate Cost: $1,000

Our sole officer and director shall assume administrative duties and establish an office with basic office equipment and stationary for our day to day operations.

Month: 2 through 3

Website Development

Approximate Cost: $2,800

We intend to begin development of our website. We plan to hire a web developer via Upwork.com to help us design and develop our website. We do not have any written agreements with any web developer at this time. With a developed website we will be able to promote, and draw attention toward our company and our future prospects. Having such an outlet will provide us with the ability to grow our brand and trust with potential clients.

Month: 3 through 10

Mobile Application Development

Approximate Cost: $14,000

During this period, we plan to hire a mobile application developer who has specialized in Java, C++, Objective-C, Swift, and/or any other programming language that will be required for the development of Android and iOS mobile applications. Through our initial research, we plan to hire the mobile application developer from Upwork.com.

Our first mobile application planned for launch is a workplace messaging service, catered toward working professionals in a small to medium sized business. With the ability to create groups for project teams and management, this application would allow businesses to get notifications and updates much faster than emailing, which would allow for a more knowledgeable staff. In addition to groups, we plan on allowing for direct messaging between co-workers for messages or documents to be sent and received on a more private level.

Month: 10 through 12

Marketing & Advertisement

Approximate Cost: $2,200

During this period after completion of our offering, we plan to market and advertise our developed Android and iOS mobile application. We plan to use the following methods: Social networking websites, word of mouth, search engine marketing, content marketing, paid ads mobile advertising, guest blogging, social advertising and lastly through mobile application marketing agencies. Marketing is an on-going matter that will continue during the life of our operations.

Our plan of operations is as follows if 50% of shares sold in this offering.

Month: 1 through 12

SEC Reporting Expenses

Approximate Cost: $10,000

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur the above expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Month: 1 through 3

Website Development

Approximate Cost: $1,400

We intend to begin development of our website. We plan to hire a web developer via Upwork.com to help us design and develop our website. We do not have any written agreements with any web developer at this time. With a developed website we will be able to promote, and draw attention toward our company and our future prospects. Having such an outlet will provide us with the ability to grow our brand and trust with potential clients.

Month: 3 through 10

Mobile Application Development

Approximate Cost: $7,000

During this period, we plan to hire a mobile application developer who has specialized in Java, C++, Objective-C, Swift, and/or any other programming language that will be required for the development of Android and iOS mobile applications. Through our initial research, we plan to hire the mobile application developer from Upwork.com.

Our first mobile application planned for launch is a workplace messaging service, catered toward working professionals in a small to medium sized business. With the ability to create groups for project teams and management, this application would allow businesses to get notifications and updates much faster than emailing, which would allow for a more knowledgeable staff. In addition to groups, we plan on allowing for direct messaging between co-workers for messages or documents to be sent and received on a more private level.

Month: 10 through 12

Marketing & Advertisement

Approximate Cost: $1,600

During this period after completion of our offering, we plan to market and advertise our developed Android and iOS mobile application. We plan to use the following methods: Social networking websites, word of mouth, search engine marketing, content marketing, paid ads mobile advertising, guest blogging, social advertising and lastly through mobile application marketing agencies. Marketing is an on-going matter that will continue during the life of our operations.

Our plan of operations is as follows if 25% of shares sold in this offering.

Month: 1 through 12

SEC Reporting Expenses

Approximate Cost: $10,000

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur the above expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Accounting and audit plan

We intend to have our sole officer and director prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,500 to audit our annual financial statements. In the next twelve months after completion of this offering, we anticipate spending approximately $8,000 to pay for our accounting and audit requirements.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

During the period from November 21, 2016 (Inception) to March 31, 2017, we incorporated the company, prepared a business plan and opened a bank account. Our net loss since inception is $1,510 related primarily to professional fees, the incorporation of the company, bank charges and office supplies.  Since inception, we have offered and sold (i) 2,500,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500.

Liquidity and Capital Resources

As of March 31, 2017 the company had $1,975 cash and our liabilities were $985. The available capital reserves of the company are not sufficient for the company to remain operational during 2017. Our sole officer and director, who is currently our shareholder, advanced the Company $985 to pay expenses. The loan is an oral contract, bears no interest and is payable on demand. The company will be able to conduct its business with current funding for an additional three quarters at its rate of expenditure. Our sole officer and director has agreed to loan the company funds. However he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus.  As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the company. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the company would be required to cease business operations. As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $10,000.

Summary of significant accounting policies

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The company's fiscal year end is March 31.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at March 31, 2017.

Income taxes

The company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Stock based compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the company has not adopted a stock option plan and has not granted any stock options.

Fail value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company’s financial instruments consist primarily of cash.

Per share information

The company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the company is a party or in which any director, officer or affiliate of  the  company,  any  owner  of  record  or  beneficially  of  more  than 5% of  any  class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTCQB

We intend to have our common stock be quoted on the OTCQB. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB until a future time, if at all. We may not now and it may never qualify for quotation on the OTCQB.

Holders

As of June 13, 2017 the company had 2,500,000 shares of our common stock issued and outstanding held by 1 holder of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Director. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director and officer currently serving our company is as follows:

Name(1)	Age	Positions
Inderjit Aujala	24	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

 (1) c/o Notes Incorporation, 112 North Curry Street Carson City, Nevada 89703.

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Inderjit Aujala

Inderjit Aujala has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director since our inception on November 21, 2016. As of date, Inderjit Aujala devotes approximately 15 hours a week toward the furthering of Notes Incorporation, majority of the work being clerical. Prior to the formation of the company, Inderjit worked in the health care industry. For the past 6 years prior to the formation of the company, Inderjit worked at Iridia Medical as a paramedic responding to emergency calls, providing first response and performing medical services in addition to the transportation of patients to hospitals. One thing he noticed was that in the workplace, it was very difficult to get in touch with his coworkers, as a majority of the interactions went through emails. To him, such communications seemed dated, and dealings between project coordinators were few and far in between. This resulted in him formulating a way to simplify the process and make interactions in the workplace as simple as sending a message via instant messaging, with his own twist. However, with little knowledge on the developmental process of mobile applications, Inderjit required further funding in order to bring this application to reality, thus resulting in the incorporation and business plans of Notes Incorporation.

Director independence

Our board of director is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the directors, nor any of their family members have engaged in various types of business dealings with us. In addition, our board of director have not made a subjective determination as to its directors that no relationships exist which, in the opinion of our board of director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of director made these determinations, our board of director would have reviewed and discussed information provided by the director and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. The company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Significant employees and consultants

We currently have one employee. Inderjit Aujala, our sole officer and director, is an employee officer and director who handles the company's day-to-day operations.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The board of director has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. Other than as described above, we are not aware of any other conflicts of interest with our executive officer or director.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of director. Nevertheless, every effort will be made to ensure that the board of director hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of director will continue to monitor whether it would be appropriate to adopt such a process.

Involvement in certain legal proceedings

 No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our officer for all the services rendered in all capacities to us for the fiscal periods indicated.

Name and						Non-equity	Nonqualified
principal				Stock	Option	Incentive plan	deferred	All other
position	Year	Salary	Bonus	awards	awards	compensation	compensation	compensation	Total
Inderjit Aujala (1)	2017	$0	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on November 21, 2016.

Our sole officer and director has not received monetary compensation since our inception on November 21, 2016 to the date of this prospectus. We currently do not pay any compensation to our officer and director.

Stock option grants

We have not granted any stock options to our executive officer and director since our inception on November 21, 2016. Upon further development of our business, we will likely grant options to our officer and director consistent with industry standards.

Employment agreements

The company is not a party to any employment agreement and has no compensation agreement with our officer or director.

Director compensation

The following table sets forth director compensation as of March 31, 2017:

	Fees earned paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation

Name							Total
Inderjit Aujala (1)	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on November 21, 2016

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 13, 2017 the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,500,000 shares of our common stock issued and outstanding as of June 13, 2017. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and address	Number of shares	Percent of common
Title of class	of beneficial owner (2)	owned beneficially	stock owned (1)
Common Stock:	Inderjit Aujala (3)	2,500,000	100%

All directors and executive officers		2,500,000	100%

(1) The percentages below are based on 2,500,000 shares of our common stock issued and outstanding as the date of this prospectus.

(2) c/o Notes Incorporation, 112 North Curry Street Carson City, Nevada 89703.

(3) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on November 21, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 13, 2017 pursuant to a subscription agreement, we offered and sold 2,500,000 shares of common stock to our sole officer and director, Inderjit Aujala at a purchase price of $0.001 per share, for aggregate proceeds of $2,500.

During 2016, our sole officer and director, who is currently our shareholder, advanced the company $985 to pay expenses.  The loan is an oral contract, bears no interest and is payable on demand. The company’s principal office is located at 112 North Curry Street Carson City, Nevada 89703. This location will serve as our primary executive office for the foreseeable future.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the State of Nevada, the company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

If we do not file a registration statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering, as required under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), we will file periodic reports with the SEC through March 31, 2018 including a Form 10-K for the year ended March 31, 2018 assuming the registration statement of which this prospectus is a part is declared effective before that date. At or prior to March 31, 2018 we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will, also, subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on March 31, 2018. If we do not file a registration statement on Form 8-A at or prior to March 31, 2018 we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Fruci & Associates II, PLLC, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

John E. Lux, Esq., has provided an opinion on the validity of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Fruci & Associates II, PLLC, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Notes Incorporation

Index to Audited Financial Statements

For the Period November 21, 2016 (Inception) to March 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

   Notes Incorporation

We have audited the accompanying balance sheet of Notes Incorporation as of March 31, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from November 21, 2016 (inception) to March 31, 2017. Notes Incorporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Notes Incorporation as of March 31, 2017, and the results of its operations and its cash flows for the period from November 21, 2016 (inception) to March 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC
Spokane, Washington
April 18, 2017

Notes Incorporation

BALANCE SHEET

ASSETS	March 31, 2017

CURRENT ASSETS
Cash	$1,975

Total current assets	1,975

TOTAL ASSETS	$1,975

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan payable - related party	$985
Total current liabilities	985

TOTAL LIABILITIES	985

COMMITMENTS AND CONTINGENCIES	−

STOCKHOLDERS' EQUITY
Common stock; $0.001 par value, authorized: 75,000,000 shares. 2,500,000 shares issued and outstanding as of March 31, 2017	2,500
Additional paid-in capital	−
Accumulated deficit	(1,510)
Total Stockholders' Equity	990

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,975

The accompanying notes are an integral part of these financial statements

Notes Incorporation

STATEMENT OF OPERATIONS

For The Period From November 21, 2016 (Inception) Through March 31, 2017

OPERATING EXPENSES
Legal Fees	$500
Bank Charges	25
General and administrative expense	985

TOTAL OPERATING EXPENSES	1,510

NET LOSS BEFORE INCOME TAXES	(1,510)

INCOME TAX EXPENSE	−

NET INCOME (LOSS)	$(1,510)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	2,500,000

The accompanying notes are an integral part of these financial statements

Notes Incorporation

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM November 21, 2016 (Inception) Through March 31, 2017

	Common Stock			Additional Paid-In		Accumulated	Total Stockholders'
	Shares	Par Value		Capital		Deficit	Equity
Balance -November 21, 2016 (inception)	2,500,000	$2,500	$	−	$	−	$2,500

Net loss	−	−		−		(1,510)	(1,510)

Balance - March 31, 2017	2,500,000	$2,500	$	−		$(1,510)	$990

The accompanying notes are an integral part of these financial statements

Notes Incorporation

STATEMENT OF CASH FLOWS

		For The Period From November 21, 2016 (Inception) Through March 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(1,510)

Adjustments to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities
Net cash used in operating activities		(1,510)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock		2,500
Advance from related party		985
Net cash provided by financing activities		3,485

NET INCREASE IN CASH AND CASH EQUIVALENTS		1,975

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD		0

CASH AND CASH EQUIVALENTS - END OF PERIOD		$1,975

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$	−
Cash paid for income taxes	$	−

The accompanying notes are an integral part of these financial statements

Notes Incorporation

Notes to Financial Statements

For the Period November 21, 2016 (Inception) Through March 31, 2017

Note 1. Background information

Notes Incorporation was incorporated in the State of Nevada on November 21, 2016. The company is a development stage company that intends to design, create and launch mobile applications on both IOS and Android platforms. To date, the company’s activities have been limited to raising capital, organizational matters and the structuring of its business plan. The company has not generated any revenues since inception.

Note 2. Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the period from November 21, 2016 (Inception) through March 31, 2017 the company had a net loss of $1,510. As of March 31, 2017 the company has not generated any revenues from operations.  These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The company’s continuation as a going concern is dependent upon the company’s ability to begin operations and to achieve a level of profitability. The company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as a going concern.

Note 3. Summary of significant accounting policies

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “ Development Stage Entities. ”  The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “ Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Concentrations of Credit Risks

The company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future.  The company places its cash with financial institutions of high credit worthiness.  At times, its cash with a particular financial institution may exceed any applicable government insurance limits.  The company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The company has adopted ASC 260, “Earnings Per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of March 31, 2017 the company did not have any amounts recorded pertaining to uncertain tax positions.

Note 4. Income taxes

The company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets consist of net operating loss carry forward. The net deferred tax asset has been fully offset by a valuation allowance because of the Company's history of losses.

The company’s approximate net deferred tax asset as of March 31, 2017 is as follows:

Deferred Tax Asset:
Net operating loss carry forward		$1,510
Valuation allowance		(1,510)
Net deferred tax asset	$	−

The company provided a valuation allowance equal to the deferred income tax assets for the period ended March 31, 2017 because it was not known whether future taxable income will be sufficient to utilize the loss carry forward. The potential tax benefit arising from the loss carry forward will expire in 2034.

Additionally, the future utilization of the net operating loss carry forward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carry forward that expire prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance. The company will have to file federal tax returns in the future.

Note 5. Loan payable, related party

As of March 31, 2017 the company was obligated to Inderjit Aujala, the Company’s President in the amount of $985, for various payments made to vendors for various services. The amount due is unsecured, due on demand, and non-interest bearing.

Note 6. Shareholders' Equity

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception November 21, 2016 the company has issued a total of 2,500,000 common shares to its founders for a subscription of $2,500. As of March 31, 2017 $2,500 cash was received and $0 has been recorded as a stock subscription receivable.

Note 7. Subsequent events

Management has evaluated subsequent events through April 18, 2017 the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

PROSPECTUS

NOTES INCORPORATION

1,000,000 SHARES OF COMMON STOCK

TO BE SOLD BY NOTES INCORPORATION

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until September 18, 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS JUNE 21, 2017